As filed with the Securities and Exchange Commission on March 30, 2018
Registration No. 333-190877

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________
CITIZENS COMMUNITY BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-5120010 (IRS. Employer Identification No.)
2174 EastRidge Center Eau Claire, Wisconsin (Address of Principal Executive Offices)	54701 (Zip Code)
______________
Citizens Community Bancorp, Inc.
2018 Equity Incentive Plan
(Full title of the plan)
_______________________

JAMES S. BROUCEK
Chief Financial Officer,
Principal Accounting Officer and Treasurer
Citizens Community Bancorp, Inc.
2174 EastRidge Center
Eau Claire, Wisconsin
 (Name and address of agent for service)

(715) 836-9994
(Telephone number, including area code, of agent for service)
Copies to: JOSEPH T. KINNING Briggs and Morgan, P.A. 2200 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402 (612) 977-8400 (phone) (612) 977-8650 (fax)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Emerging growth company ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES

On August 28, 2013, the Registrant filed a Registration Statement on Form S-8 (Registration Statement No. 333-190877) (the “Registration Statement”) registering 597,605 shares of the Registrant’s Common Stock, $0.01 par value (“Shares”), to be issued to participants under the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan (the “Plan”). The Registrant is no longer issuing securities under the Plan. This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement is being filed in order to deregister such portion of the Shares that were registered under the Registration Statement and remain unissued under the Plan as of the date this Amendment is filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eau Claire, State of Wisconsin, on March 30, 2018.

CITIZENS COMMUNITY BANCORP, INC.
By /s/ Stephen M. Bianchi
Stephen M. Bianchi
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Bianchi and James S. Broucek, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stephen M. Bianchi	Chief Executive Officer and Director	March 30, 2018
Stephen M. Bianchi	(Principal Executive Officer)

/s/ James S. Broucek	Chief Financial Officer	March 30, 2018
James S. Broucek	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard McHugh	Chairman of the Board	March 30, 2018
Richard McHugh

Director
Kristina M. Bourget

/s/ Francis E. Felber	Director	March 30, 2018
Francis E. Felber

/s/ James R. Lang	Director	March 30, 2018
James R. Lang

/s/ James D. Moll	Director	March 30, 2018
James D. Moll

/s/ Timothy L. Olson	Director	March 30, 2018
Timothy L. Olson

/s/ Michael L. Swenson	Director	March 30, 2018
Michael L. Swenson